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Filed pursuant to Rule 424(b)(5). A filing fee of $24,677.68, calculated in accordance with Rule 457(r), has been transmitted to the SEC in connection with the shares of common stock offered by means of this prospectus supplement and the accompanying prospectus from the registration statement filed March 3, 2006. The proposed maximum aggregate offering price has been calculated as 5,750,000 shares (which includes shares of common stock that may be purchased by the underwriters pursuant to their option to purchase additional shares) multiplied by $40.11 per share, the last reported sale price of our common stock on The Nasdaq National Market on March 2, 2006. This paragraph shall be deemed to update the "Calculation of Registration Fee" table in the registration statement referred to in the second sentence above.

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated March 3, 2006.

Prospectus Supplement to Prospectus dated March 3, 2006.

5,000,000 Shares

Common Stock

        We are selling 5,000,000 shares of our common stock in this offering.

        Our common stock is quoted on The Nasdaq National Market under the symbol "FORM." The last reported sale price of our common stock on March 2, 2006 was $40.11 per share.

        See "Risk Factors" beginning on page S-6 of this prospectus supplement to read about factors you should consider before buying shares of our common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to public	$	$
Underwriting discount	$	$
Proceeds, before expenses, to FormFactor.	$	$

        To the extent that the underwriters sell more than 5,000,000 shares of common stock, the underwriters have the option to purchase up to an additional 750,000 shares from us at the initial price to public less the underwriting discount.

        The underwriters expect to deliver the shares against payment in New York, New York on March    , 2006.

Goldman, Sachs & Co.	Morgan Stanley
Citigroup	Thomas Weisel Partners LLC

Prospectus Supplement dated March    , 2006.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        Unless the context otherwise requires, all references in this prospectus supplement to "FormFactor," "the company," "we," "us," "the Registrant," "our," or similar words are to FormFactor, Inc. and its subsidiaries.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus, or of any sale of our shares of common stock. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.

PROSPECTUS SUPPLEMENT SUMMARY

        You should read the following summary together with the entire prospectus supplement and the accompanying prospectus, including the more detailed information in our consolidated financial statements and related notes appearing elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in "Risk Factors."

FORMFACTOR, INC.

        We design, develop, manufacture, sell and support precision, high performance, advanced semiconductor wafer probe cards. Semiconductor manufacturers use our wafer probe cards to perform wafer test in the final stage of the semiconductor front-end manufacturing process. Semiconductor designs change frequently due to new device introductions, architecture changes and technology transitions, and our wafer probe cards are custom-designed for each manufacturer's unique semiconductor designs. We sell and support our products worldwide through our direct sales force, a distributor and an independent sales representative to leading global semiconductor manufacturers of dynamic random access memory, or DRAM, flash memory and logic semiconductor devices.

        We are a market leader in wafer probe cards in terms of innovation, technology and revenue. Our key competitive differentiators include:

  •
  our commitment to research and development;

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  our leading proprietary technologies, including our MicroSpring interconnect technology, our mechanical probe card architecture, our proprietary design processes and design automation, and the breadth of our intellectual property portfolio;

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  our manufacturing expertise and capabilities, including our proprietary processes for micro-electro-mechanical systems, or MEMS, and our new state-of-the-art manufacturing facility; and

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  our ability to deliver, service, support and apply highly reliable products that offer both increased throughput and yield, enabling our customers to reduce their overall cost of test.

        We believe our market opportunities are growing. The continuing proliferation of consumer electronic devices and the increasing use of memory to store digital content and to support new software applications are driving growth in the DRAM and flash memory markets. Semiconductor manufacturers are also implementing new semiconductor applications, such as mobile RAM, technology transitions, and architecture transitions at a significant rate, resulting in a dramatic increase in wafer probe card demand. The trend toward stacked die and multi-chip applications is increasing semiconductor back-end manufacturing process costs and the costs associated with defective devices. Consequently, semiconductor manufacturers are compelled to find ways to manage their costs. This need to reduce the overall cost of packaging and test has contributed to the migration of tests traditionally performed on individually packaged devices at the back end to the wafer level. This migration also requires the use of advanced, high-performance wafer probe cards and the introduction of new, differentiated products.

        The continued evolution of semiconductor technology, including the move toward smaller geometries and larger wafers has pushed conventional, manually-assembled wafer probe card technologies to their practical performance limits. This evolution, when combined with semiconductor manufacturers' need to reduce their costs of test, places considerable challenges on wafer probe cards. These challenges include the need to scale to high parallelism wafer test, to achieve increased signal fidelity and to contact die with a low force, predictable contact on shrinking bond pad sizes and pitches over a wide range of test temperatures. While conventional wafer probe cards address some of these test requirements, no conventional technology solves all of them.

        Our MicroSpring interconnect technology and proprietary design tools and technologies address the changing needs of the semiconductor market and solve the limitations of conventional wafer probe cards. We differentiate our wafer probe card products and solutions by providing:

  •
  a high degree of parallelism that enables customers to test a significant number of chips at the same time in a single touchdown, reducing total wafer test time and capital expenditures and lowering the cost of test;

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  superior signal integrity, enabling customers to achieve higher yields through greater test accuracy and reduced "false fails";

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  automated micro-machining and semiconductor-like wafer fabrication processes that enable us to scale our products to shrinking semiconductor geometries; and

  •
  thermal compensation to permit wafer probe testing over a wide range of temperatures.

        We believe these advanced features will also enable our customers to perform more advanced test functions at the wafer-level, such as high-frequency testing and burn-in testing, which identifies defective devices earlier in the manufacturing process and product cycle, as contrasted with performing these tests on individual devices in the back-end.

        Our objective is to be a mission critical partner to the semiconductor industry and to help drive the success of our customers. The principal elements of our strategy include:

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  investing in innovation to develop new product architectures and technologies to maintain or widen our technology leadership position;

  •
  applying our core MicroSpring interconnect technologies to existing test requirements and to the emerging trend to migrate additional test functions to the wafer-level;

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  building on our leadership position in wafer probe cards and solutions for DRAM devices by incorporating new architectures and technologies into our product offerings;

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  expanding our presence in the flash memory market by incorporating into products our new single touchdown, high parallelism HARMONY architecture and newly developed MicroSpring interconnect technologies; and

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  increasing our penetration into the logic market by expanding the applications for our technology and our customer base.

        We were incorporated in Delaware in 1993. Our principal executive offices are located at 7005 Southfront Road, Livermore, California 94551, where our telephone number is (925) 290-4000. Our web address is www.formfactor.com. The information on our website does not constitute part of this prospectus supplement.

        FormFactor, the FormFactor logo, MicroSpring and HARMONY are trademarks of FormFactor in the United States and other countries. All other trademarks, trade names or service marks appearing in this prospectus supplement are the property of their respective owners.

THE OFFERING

Common stock offered	5,000,000 shares
Common stock to be outstanding after this offering	45,236,686 shares
Use of proceeds
We intend to use the net proceeds from this offering to increase our manufacturing capacity, for working capital and for general corporate purposes. We may also use a portion of the proceeds to fund acquisitions of products, technologies or businesses or to obtain the right to use additional technologies. Pending such uses, we may invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities.
Nasdaq National Market symbol	FORM

        The number of shares of our common stock to be outstanding immediately after this offering is based on 40,236,686 shares of our common stock outstanding on December 31, 2005, and excludes:

  •
  6,643,359 shares of common stock issuable upon exercise of options outstanding with a weighted average exercise price of $16.91 per share;

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  3,306,179 shares of common stock available for future issuance under our equity incentive plan, excluding the automatic future annual increases in the number of shares authorized under this plan; and

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  2,086,160 shares of common stock available for future issuance under our employee stock purchase plan, excluding the automatic future annual increases in the number of shares authorized under this plan.

        Unless otherwise indicated, all information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares.

SUMMARY CONSOLIDATED FINANCIAL DATA

        The following tables provide summary consolidated financial data and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes incorporated by reference herein from our Annual Report filed on Form 10-K for the year ended December 31, 2005.

	Year Ended
	Dec. 31, 2005	Dec. 25, 2004	Dec. 27, 2003	Dec. 28, 2002	Dec. 29, 2001
	(in thousands, except per share data)
Consolidated Statement of Operations Data:
Revenues	$237,495	$177,762	$98,302	$78,684	$73,433
Cost of revenues	129,623	90,159	49,929	39,456	38,385
Stock-based compensation	479	626	612	426	73
Gross margin	107,393	86,977	47,761	38,802	34,975
Total operating expenses	72,092	50,864	37,163	33,636	35,100
Operating income (loss)	35,301	36,113	10,598	5,166	(125)
Interest and other income, net	3,191	2,950	1,566	642	477
Net income	30,182	25,178	7,515	9,366	45
Net income (loss) available to common stockholders	$30,182	$25,178	$5,165	$615	$(4,785)

Net income (loss) per share available to common stockholders:
Basic	$0.76	$0.67	$0.25	$0.14	$(1.19)

Diluted	$0.73	$0.63	$0.19	$0.10	$(1.19)

Weighted-average number of shares used in per-share calculations:
Basic	39,547	37,647	21,012	4,413	4,032

Diluted	41,590	40,054	29,280	5,906	4,032

	December 31, 2005
	Actual	As Adjusted*
	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable securities	$211,608	$404,136
Working capital	232,110	424,638
Total assets	381,361	573,889
Total debt	—	—
Deferred stock-based compensation, net	(2,495)	(2,495)
Total stockholders' equity	317,789	510,317

*
As adjusted consolidated balance sheet data is adjusted to give effect to the issuance by us of 5,000,000 shares of our common stock, after deducting underwriting discounts and commissions and estimated offering expenses at an estimated public offering price of $40.11 per share, and the application of the net proceeds therefrom. A $1.00 increase or decrease in the assumed public offering price of $40.11 per share would increase or decrease each of cash, cash equivalents and short-term investments, working capital, total assets and total stockholders' equity by $4.8 million, assuming the number of shares offered by us, as set forth on the cover of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. You should also refer to the other information in the accompanying prospectus, including the risk factors and financial statements included in our Annual Report filed on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in the accompanying prospectus. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business

        Our operating results are likely to fluctuate, which could cause us to miss expectations about these results and cause the trading price of our common stock to decline.

        Our operating results are likely to fluctuate. As a result, we believe you should not rely on period-to-period comparisons of our financial results as indicators of our future performance. Some of the important factors that could cause our revenues and operating results to fluctuate from period-to-period include:

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  customer demand for our products;

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  our ability to deliver reliable, cost-effective products in a timely manner;

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  the reduction, rescheduling or cancellation of orders by our customers;

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  the timing and success of new product introductions and new technologies by our competitors and us;

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  our product and customer sales mix and geographical sales mix;

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  changes in the level of our operating expenses needed to support our anticipated growth;

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  a reduction in the price or the profitability of our products;

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  changes in our production capacity or the availability or the cost of components and materials;

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  our ability to bring new products into volume production efficiently;

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  our ability to add manufacturing capacity and to stabilize production yields and ramp production volume;

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  our ability to efficiently expand the capacity of our new manufacturing facility;

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  any disruption in the operation of our manufacturing facility;

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  our relationships with customers and companies that manufacture semiconductor test equipment;

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  the timing of and return on our investments in research and development;

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  our ability to collect accounts receivable;

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  seasonality, principally due to our customers' purchasing cycles; and

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  market conditions in our industry, the semiconductor industry and the economy as a whole.

        The occurrence of one or more of these factors might cause our operating results to vary widely. If our revenues or operating results fall below the expectations of market analysts or investors, the market price of our common stock could decline substantially.

        Cyclicality in the semiconductor industry historically has affected our sales and might do so in the future, and as a result we could experience reduced revenues or operating results.

        The semiconductor industry has historically been cyclical and is characterized by wide fluctuations in product supply and demand. From time to time, this industry has experienced significant downturns, often in connection with, or in anticipation of, maturing product and technology cycles, excess inventories and declines in general economic conditions. This cyclicality could cause our operating results to decline dramatically from one period to the next. For example, our revenues in the three months ended September 29, 2001 declined by 25.5% compared to our revenues in the three months ended June 30, 2001, and our revenues in the three months ended March 29, 2003 declined by 15.7% compared to our revenues in the three months ended December 28, 2002. Our business depends heavily upon the development of new semiconductors and semiconductor designs, the volume of production by semiconductor manufacturers and the overall financial strength of our customers, which, in turn, depend upon the current and anticipated market demand for semiconductors and products, such as personal computers, cell phones and personal electronic devices, that use semiconductors. Semiconductor manufacturers generally sharply curtail their spending during industry downturns and historically have lowered their spending disproportionately more than the decline in their revenues. As a result, if we are unable to adjust our levels of manufacturing and human resources or manage our costs and deliveries from suppliers in response to lower spending by semiconductor manufacturers, our gross margin might decline and cause us to experience operating losses.

        If we are unable to manufacture our products efficiently, our operating results could suffer.

        We must continuously modify our manufacturing processes in an effort to improve yields and product performance, lower our costs and reduce the time it takes for us to design and manufacture our products. We also may be subject to events that negatively affect our manufacturing processes and impact our business and operating results. For example, during our fiscal quarter ended December 25, 2004, we experienced a contamination problem in our manufacturing line. This contamination problem caused a yield decline that, in turn, resulted in our inability to timely ship products to our customers. We have incurred substantial costs, and may incur additional costs as we increase capacity and yields at our new manufacturing facility, which could negatively impact our gross margin. Similar start up costs and negative impact may occur if we modify our manufacturing processes to implement new manufacturing technologies, methods and processes and purchase new equipment. We could experience manufacturing delays and inefficiencies as we pursue increased capacity and yields at our new manufacturing facility, and when we refine new manufacturing technologies, methods and processes, implement them in volume production and qualify them with customers, which could cause our operating results to decline. The risk of encountering delays or difficulties increases as we manufacture more complex products. In addition, if demand for our products continues to increase, we will need to further expand our operations to manufacture sufficient quantities of products without increasing our production times or our unit costs. As a result of such expansion, we could be required to purchase new equipment, upgrade existing equipment, develop and implement new manufacturing processes and hire additional technical personnel. Further, new or expanded manufacturing facilities could be subject to qualification by our customers. We have experienced and may continue to experience certain difficulties in expanding our operations to manufacture our products in volume on time and at acceptable cost. For example, despite recently bringing on line our new manufacturing facility, we are experiencing difficulties in fulfilling all of our customers' orders in a timely fashion. This increases our vulnerability to our competitors and increases the likelihood that our customers will seek solutions from other suppliers or to develop solutions themselves. Any continued difficulties in expanding our manufacturing operations could cause additional product delivery delays and lost sales. If demand for our products decreases, we could have excess manufacturing capacity. The fixed costs associated with excess manufacturing capacity could cause our operating results to decline. If we are unable to achieve further manufacturing efficiencies and cost reductions, particularly if we are experiencing pricing pressures in the marketplace, our operating results could suffer.

        If we do not innovate and keep pace with technological developments in the semiconductor industry, our products might not be competitive and our revenues and operating results could suffer.

        We must continue to innovate and to invest in research and development to improve our competitive position and to meet the needs of our customers. Our future growth depends, in significant part, upon our ability to work effectively with and anticipate the testing needs of our customers, and on our ability to develop and support new products and product enhancements to meet these needs on a timely and cost-effective basis. Our customers' testing needs are becoming more challenging as the semiconductor industry continues to experience rapid technological change driven by the demand for complex circuits that are shrinking in size and at the same time are increasing in speed and functionality and becoming less expensive to produce. Examples of recent trends driving demand for technological research and development include semiconductor manufacturers' transitions to 110 nanometer, 100 nanometer, 90 nanometer, 80 nanometer and 70 nanometer technology nodes, to 512 megabit density devices, and to Double Data Rate II, or DDR II, architecture devices. By further example, the anticipated transition to Double Data Rate III, or DDR III, architecture devices will be a technological change for the semiconductor industry. Our customers expect that they will be able to integrate our wafer probe cards into any manufacturing process as soon as it is deployed. Therefore, to meet these expectations and remain competitive, we must continually design, develop and introduce on a timely basis new products and product enhancements with improved features. Successful product design, development and introduction on a timely basis require that we:

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  design innovative and performance-enhancing product architectures, technologies and features that differentiate our products from those of our competitors;

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  transition our products to new manufacturing technologies;

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  identify emerging technological trends in our target markets;

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  maintain effective marketing strategies;

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  respond effectively to technological changes or product announcements by others; and

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  adjust to changing market conditions quickly and cost-effectively.

        We must devote significant research and development resources to keep up with the rapidly evolving technologies used in semiconductor manufacturing processes. Not only do we need the technical expertise to implement the changes necessary to keep our technologies current, but we must also rely heavily on the judgment of our management to anticipate future market trends. If we are unable to timely predict industry changes, or if we are unable to modify our products on a timely basis, we might lose customers or market share. In addition, we might not be able to recover our research and development expenditures, which could harm our operating results.

        If semiconductor memory device manufacturers delay or discontinue the conversion to 300 mm wafers, our growth could be impeded.

        The growth of our business for the foreseeable future depends in large part upon sales of our wafer probe cards to manufacturers of dynamic random access memory, or DRAM, and flash memory devices. The previous downturn in the semiconductor industry caused various chip manufacturers to readdress their respective strategies for converting existing 200 mm wafer fabrication facilities to 300 mm wafer fabrication, or for building new 300 mm wafer fabrication facilities. Some manufacturers have delayed, cancelled or postponed previously announced plans to convert to 300 mm wafer fabrication. We believe that the decision to convert to a 300 mm wafer fabrication facility, or to ramp a 300mm facility, is made by each manufacturer based upon both internal and external factors, such as:

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  current and projected chip prices;

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  projected price erosion for the manufacturer's particular chips;

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  supply and demand issues;

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  overall manufacturing capability within the manufacturer's target market(s);

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  the availability of funds to the manufacturer;

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  the technology roadmap of the manufacturer; and

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  the price and availability of equipment needed within the 300 mm facility.

        One or more of these internal and external factors, as well as other factors, including factors that a manufacturer may choose to not publicly disclose, can impact the decision to maintain a 300 mm conversion schedule, to delay the conversion schedule for a period of time, to delay the actual full scale production of chips at a 300 mm facility, or to cancel the conversion to or building of a 300 mm facility. It is also possible that the conversion to 300 mm wafers will occur on different schedules for DRAM chip manufacturers and flash memory chip manufacturers. We have invested significant resources to develop technology that addresses the market for 300 mm wafers. If manufacturers of memory devices delay or discontinue their current 300 mm wafer conversion, or make the transition more slowly than we currently expect, our growth and profitability could be impeded. In addition, any delay in large-scale adoption of manufacturing based upon 300 mm wafers would provide time for other companies to develop and market products that compete with ours, which could harm our competitive position.

        We depend upon the sale of our wafer probe cards for substantially all of our revenues, and a downturn in demand for our products could have a more disproportionate impact on our revenues than if we derived revenues from a more diversified product offering.

        Historically, we have derived substantially all of our revenues from the sale of our wafer probe cards. We anticipate that sales of our wafer probe cards will represent a substantial majority of our revenues for the foreseeable future. Our business depends in large part upon continued demand in current markets for, and adoption in new markets of, current and future generations of our wafer probe cards. Large-scale market adoption depends upon our ability to increase customer awareness of the benefits of our wafer probe cards and to prove their reliability, ability to increase yields and cost effectiveness. We may be unable to sell our wafer probe cards to certain potential customers unless those customers change their device test strategies, change their wafer probe card and capital equipment buying strategies, or change or upgrade their existing test equipment. We might not be able to sustain or increase our revenues from sales of our wafer probe cards, particularly if conditions in the semiconductor market deteriorate or do not improve or if the market enters into another downturn in the future. Any decrease in revenues from sales of our wafer probe cards could harm our business more than it would if we offered a more diversified line of products.

        If demand for our products in the memory device and flip chip logic device markets declines or fails to grow as we anticipate, our revenues could decline.

        We derive substantially all of our revenues from wafer probe cards that we sell to manufacturers of DRAM memory and flash memory devices and manufacturers of microprocessor, chipset and other logic devices. In the microprocessor, chipset and other logic device markets, our products are primarily used for devices employing flip chip packaging, which are commonly referred to as flip chip logic devices. In fiscal 2005 and fiscal 2004, sales to manufacturers of DRAM devices accounted for 76.9% and 69.0%, respectively, of our revenues, sales to manufacturers of logic devices accounted for 9.7% and 8.1%, respectively, of our revenues, and sales to manufacturers of flash memory devices accounted for 13.3% and 21.9%, respectively, of our revenues. Therefore, our success depends in part upon the continued acceptance of our products within these markets and our ability to continue to develop and introduce new products on a timely basis for these markets. In particular, to continue to grow our business, we need to further penetrate the flash memory market and to gain additional market share with manufacturers in this market. To the extent that we are unable to do so, our ability to grow could suffer.

        A substantial portion of these semiconductor devices is sold to manufacturers of personal computers and computer-related products and to manufacturers of personal electronic devices. Both the personal computer market and the personal electronic devices market have historically been characterized by significant fluctuations in demand and continuous efforts to reduce costs, which in turn have affected the demand for and price of memory devices and microprocessors. The personal computer market and the personal electronic devices market might not grow in the future at historical rates or at all and design activity in those markets might decrease, which could negatively affect our revenues and operating results.

        The markets in which we participate are competitive, and if we do not compete effectively, our operating results could be harmed.

        The wafer probe card market is highly competitive. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. In the past, increased competition has resulted in price reductions, reduced gross margins or loss of market share, and could do so in the future. Competitors might introduce new competitive products for the same markets that our products currently serve. These products may have better performance, lower prices and broader acceptance than our products. In addition, for products such as wafer probe cards, semiconductor manufacturers typically qualify more than one source, to avoid dependence on a single source of supply. As a result, our customers will likely purchase products from our competitors. Current and potential competitors include AMST Co., Ltd., Cascade Microtech, Inc., Feinmetall GmbH, Japan Electronic Materials Corporation, SV Probe Inc., Micronics Japan Co., Ltd., Phicom Corporation, Tokyo Cathode Laboratory Co., Ltd. and Tokyo Electron, Ltd., among others. Certain of our current and potential competitors have greater name recognition, larger customer bases, more established customer relationships or greater financial, technical, manufacturing, marketing and other resources than we do. As a result, they might be able to respond more quickly to new or emerging technologies and changes in customer requirements, devote greater resources to the development, promotion, sale and support of their products, and reduce prices to increase market share. Some of our competitors also supply other types of test equipment, or offer both advanced wafer probe cards and needle probe cards. Those competitors that offer both advanced wafer probe cards and needle probe cards might have strong, existing relationships with our customers or with potential customers. Because we do not offer a needle probe card or other conventional technology wafer probe card for less advanced applications, it may be difficult for us to introduce our advanced wafer probe cards to these customers and potential customers for certain wafer test applications. It is possible that existing or new competitors, including test equipment manufacturers, may offer new technologies that reduce the value of our wafer probe cards.

        We derive a substantial portion of our revenues from a small number of customers, and our revenues could decline significantly if any major customer cancels, reduces or delays a purchase of our products.

        A relatively small number of customers has accounted for a significant portion of our revenues in any particular period. In fiscal 2005 and fiscal 2004, four customers accounted for 72.8% and 64.8%, respectively, of our revenues. Our ten largest customers accounted for 95.3% of our revenues in fiscal 2005 and 98.0% of our revenues in fiscal 2004. We anticipate that sales of our products to a relatively small number of customers will continue to account for a significant portion of our revenues. The cancellation or deferral of even a small number of purchases of our products could cause our revenues to decline in any particular quarter. A number of factors could cause customers to cancel or defer orders, including manufacturing delays, interruptions to our customers' operations due to fire, natural disasters or other events or a downturn in the semiconductor industry. Our agreements with our customers do not contain minimum purchase commitments, and our customers could cease purchasing our products with short or no notice to us or fail to pay all or part of an invoice. In some situations, our customers might be able to cancel orders without a significant penalty. In addition, consolidation in the semiconductor industry, particularly among manufacturers of DRAM, could reduce our customer base and lead to lost or delayed sales and reduced demand for our wafer probe cards. Industry consolidation also could result in pricing pressures as larger DRAM manufacturers could have sufficient bargaining power to demand reduced prices and favorable nonstandard terms. Additionally, certain customers may not want to rely entirely or substantially on a single wafer probe card supplier and, as a result, such customers could reduce their purchases of our wafer probe cards.

        If our relationships with our customers and companies that manufacture semiconductor test equipment deteriorate, our product development activities could be harmed.

        The success of our product development efforts depends upon our ability to anticipate market trends and to collaborate closely with our customers and with companies that manufacture semiconductor test equipment. Our relationships with these customers and companies provide us with access to valuable information regarding manufacturing and process technology trends in the semiconductor industry, which enables us to better plan our product development activities. These relationships also provide us with opportunities to understand the performance and functionality requirements of our customers, which improve our ability to customize our products to fulfill their needs. Our relationships with test equipment companies are important to us because test equipment companies can design our wafer probe cards into their equipment and provide us with the insight into their product plans that allows us to offer wafer probe cards for use with their products when they are introduced to the market. Our relationships with our customers and test equipment companies could deteriorate if they:

  •
  become concerned about our ability to protect their intellectual property;

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  become concerned with our ability to deliver quality products on a timely basis;

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  develop their own solutions to address the need for testing improvement;

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  implement chip designs that include enhanced built-in self-test capabilities;

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  regard us as a competitor;

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  introduce their own wafer probe card product;

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  establish relationships with others in our industry; or

  •
  attempt to restrict our ability to enter into relationships with their competitors.

        Many of our customers and the test equipment companies we work with are large companies. The consequences of a deterioration in our relationship with any of these companies could be exacerbated due to the significant influence these companies can exert in our markets. If our current relationships with our customers and test equipment companies deteriorate, or if we are unable to develop similar collaborative relationships with important customers and test equipment companies in the future, our long-term ability to produce commercially successful products could be impaired.

        Because we generally do not have a sufficient backlog of unfilled orders to meet our quarterly revenue targets, revenues in any quarter are substantially dependent upon customer orders received and fulfilled in that quarter.

        Our revenues are difficult to forecast because we generally do not have a sufficient backlog of unfilled orders to meet our quarterly revenue targets at the beginning of a quarter. Rather, a substantial percentage of our revenues in any quarter depends upon customer orders for our wafer probe cards that we receive and fulfill in that quarter. Because our expense levels are based in part on our expectations as to future revenues and to a large extent are fixed in the short term, we might be unable to adjust spending in time to compensate for any unexpected shortfall in revenues. Accordingly, any significant shortfall of revenues in relation to our expectations could hurt our operating results.

        We presently rely upon a distributor for a portion of our revenues, and any disruption or other change in our relationship with our distributor could have a negative impact on our revenues.

        Spirox Corporation, our distributor in Singapore, Philippines, Malaysia and China, and our distributor in Taiwan through October 17, 2005, provides a portion of our revenues. Sales to Spirox in fiscal 2005 and fiscal 2004 accounted for 23.0% and 20.0%, respectively, of our revenues. Spirox also provides customer support. The reduction in the sales or service efforts or financial viability of our distributor, or deterioration in, or termination of, any part of our relationship with our distributor could harm our revenues, our operating results and our ability to support our customers in the distributor's territory. In addition, if we are required to establish alternative sales channels in the region through a different distributor or through an independent sales representative, or if we make the decision to sell direct into the region as we, for example, have undertaken in Taiwan, it could consume substantial time and resources, decrease our revenues and increase our expenses.

        If our relationship with our independent sales representative changes, our business could be harmed.

        We currently rely on one independent sales representative to assist us in the sale of our products in parts of Europe. If we make the business decision to terminate or modify our relationship with our independent sales representative or with any future independent sales representative, or if an independent sales representative decides to disengage from us, and we do not effectively and efficiently manage such a change, we could lose sales from existing customers and fail to obtain new customers.

        We have transitioned to a direct sales model in Taiwan and certain regions in Europe. If we are unable to successfully transition to the direct sales model, we could lose customers or fail to obtain new customers and consequently, negatively impact sales of our products in these regions.

        Until October 17, 2005, we relied upon Spirox Corporation to sell our products in Taiwan. We have hired sales personnel in Taiwan and will now rely upon our direct sales force to generate sales in this market. Sales to Spirox in Taiwan, as well as the other jurisdictions in which it operated, constituted 23.0% of our revenues in fiscal 2005 and 20.0% in fiscal 2004. While Spirox continues to serve as our distributor in Singapore, Philippines, Malaysia and China, a significant percentage of their sales on our behalf in recent years occurred in Taiwan. As a result of our transition to a direct sales model in Taiwan, our distributor may reduce their efforts on our behalf in these other markets and our sales in these markets may suffer. In 2005 we also concluded our relationship with an independent sales representative in Europe, who was responsible for certain geographic areas. If we are unable to successfully transition to the direct sales model in Taiwan or these European regions or if the transition takes longer than we anticipate, we could lose customers and fail to obtain new customers in these markets. Any difficulties as a result of these transitions could hurt our reputation and sales in these markets.

        If semiconductor manufacturers do not migrate elements of final test to wafer probe test, market acceptance of other applications of our technology could be delayed.

        We intend to work with our customers to migrate elements of final test from the device level to the wafer level. This migration will involve a change in semiconductor test strategies from concentrating final test at the individual device level to increasing the amount of test at the wafer level. Semiconductor manufacturers typically take time to qualify new strategies that affect their testing operations. As a result, general acceptance of wafer-level final test might not occur in the near term or at all. In addition, semiconductor manufacturers might not accept and use wafer-level final test in a way that uses our technology. If the migration of elements of final test to wafer probe test does not grow as we anticipate, or if semiconductor manufacturers do not adopt our technology for their wafer probe test requirements, market acceptance of other applications for our technology could be delayed. In addition, if various manufacturers do not elect to invest in wafer test technology enabling the identification of known good die, or KGD, or if the projected or anticipated investment in such technology is delayed or reduced, it could delay the introduction of our technologies and negatively impact our business.

        Changes in test strategies, equipment and processes could cause us to lose revenues.

        The demand for wafer probe cards depends in large part upon the number of semiconductor designs, technology and architecture transitions in chip designs, and the overall semiconductor unit volume. The time it takes to test a wafer depends upon the number of devices being tested, the complexity of these devices, the test software program and the test equipment itself. As test programs become increasingly effective and test throughput increases, the number of wafer probe cards required to test a given volume of devices declines. Therefore, advances in the test process could cause us to lose sales.

        If semiconductor manufacturers implement chip designs that include increased built-in self-test capabilities, or similar functions or methodologies that increase test throughput, it could negatively impact our sales or the migration of elements of final test to the wafer level. Additionally, if new chip designs or types of chips are implemented that require less, or even no, test using wafer probe cards, or significantly reduce wafer test complexity, our revenues could be impacted. Further, if new chip designs are implemented which we are unable to test, or which we are unable to test efficiently and provide our customers with an acceptably low overall cost of test, our revenues could be negatively impacted.

        We incur significant research and development expenses in conjunction with the introduction of new product architectures and platforms. Often, we time our product introductions to the introduction of new test equipment platforms or the declination of manufacturers to adopt a new test platform. Because our customers require both test equipment and wafer probe cards, any delay or disruption in the introduction of new test equipment platforms would negatively affect our growth.

        We manufacture all our products at our facilities in Livermore, California, and any disruption in the operations of these facilities could adversely impact our business and operating results.

        Our processes for manufacturing our wafer probe cards require sophisticated and costly equipment and a specially designed facility, including a semiconductor clean room. We manufacture our wafer probe cards at our new facility located in Livermore, California, with some manufacturing functions continuing at our old facility, which is also located in Livermore. Any disruption in the operation of either of our facilities, whether due to contamination in our manufacturing process, technical or labor difficulties, destruction or damage from fire or earthquake, infrastructure failures such as power or water shortage or any other reason, could interrupt our manufacturing operations, impair critical systems, disrupt communications with our customers and suppliers and cause us to write off inventory and to lose sales. In addition, if the previous energy crises in California that resulted in disruptions in power supply and increases in utility costs were to recur, we might experience power interruptions and shortages, which could disrupt our manufacturing operations. This could subject us to loss of revenues as well as significantly higher costs of energy. Further, current and potential customers might not purchase our products if they perceive our lack of a fully operational alternate manufacturing facility to be a risk to their continuing source of supply.

        If we are unable to purchase or otherwise negotiate a right to remain in our old manufacturing facility at 2130 Research Drive, we may face manufacturing disruptions and temporarily decreased production capacity and our business and operating results will be negatively impacted.

        We lease commercial space at 2130 Research Drive in Livermore, California, that we currently use to provide manufacturing capacity with respect to certain steps in our overall manufacturing processes. We have been offered the opportunity to purchase this facility and we currently expect that we will do so. If we do not purchase or otherwise negotiate a right to remain in this facility, we will likely be forced to move this portion of our manufacturing operations to another location. Such a move could cause manufacturing disruptions, decrease our production capacity and require us to incur significant costs in connection with the start-up of a new facility, particularly if the move were to occur at a time that is inconsistent with our overall capacity planning. In addition, if we are forced to relocate this facility, we may not have the production capacity necessary to meet customer demand and our business and operating results will be negatively impacted.

        If we do not effectively expand our manufacturing capacity at our new operations and manufacturing site, our business and operating results will be negatively impacted.

        We initiated the move into our new campus facility in Livermore in 2004. In the first half of 2006, we anticipate completing the transition to and ramp of our new manufacturing facility in Livermore. The costs of starting up our new manufacturing facility, including capital costs such as equipment and fixed costs such as rent, and transition costs, including personnel and material expenses required for the new site ramp and qualification, redundancy costs of maintaining two production sites in parallel, and any close down of our existing manufacturing facilities, are substantial. Our current transition plan will require us to have both our old and new manufacturing facilities operational through the first half of fiscal 2006. We may choose to continue certain manufacturing operations at our old facility thereafter. This will cause us to incur significant costs due to redundancy of infrastructure at both sites at least for the first half of fiscal 2006 and potentially longer. The transition might also lead to manufacturing interruptions, which could mean delayed deliveries or lost sales. Some or all of our customers could require a full qualification of our new facility. Any qualification process could take longer than we anticipate. Any difficulties with the transition or with bringing the new manufacturing facility to full capacity and volume production could increase our costs, disrupt our production process and cause delays in product delivery and lost sales, which would harm our operating results.

        If we are unable to continue to reduce the time it takes for us to design and produce a wafer probe card, our growth could be impeded.

        Our customers continuously seek to reduce the time it takes them to introduce new products to market. The cyclicality of the semiconductor industry, coupled with changing demands for semiconductor devices, requires our customers to be flexible and highly adaptable to changes in the volume and mix of products they must produce. Each of those changes requires a new design and each new design requires a new wafer probe card. For some existing semiconductor devices, the manufacturers' volume and mix of product requirements are such that we are unable to design, manufacture and ship products to meet such manufacturers' relatively short cycle time requirements. We, for example, have lost sales in the past where we were unable to meet a customer's schedule for wafer probe cards for a particular design. If we are unable to reduce the time it takes for us to design, manufacture and ship our products in response to the needs of our customers, our competitive position could be harmed and we could lose sales.

        We obtain some of the components and materials we use in our products from a single or sole source or a limited group of suppliers, and the partial or complete loss of one of these suppliers could cause production delays and a substantial loss of revenues.

        We obtain some of the components and materials used in our products, such as printed circuit board assemblies, plating materials and ceramic substrates, from a single or sole source or a limited group of suppliers. Alternative sources are not currently available for sole source components and materials. Because we rely on purchase orders rather than long-term contracts with the majority of our suppliers, we cannot predict with certainty our ability to obtain components and materials in the longer term. A sole or limited source supplier could increase prices, which could lead to a decline in our gross margin. Our dependence upon sole or limited source suppliers exposes us to several other risks, including a potential inability to obtain an adequate supply of materials, late deliveries and poor component quality. Disruption or termination of the supply of components or materials could delay shipments of our products, damage our customer relationships and reduce our revenues. For example, if we were unable to obtain an adequate supply of a component or material, we might have to use a substitute component or material, which could require us to make changes in our manufacturing process. From time to time in the past, we have experienced difficulties in receiving shipments from one or more of our suppliers, especially during periods of high demand for our products. If we cannot obtain an adequate supply of the components and materials we require, or do not receive them in a timely manner, we might be required to identify new suppliers. We might not be able to identify new suppliers on a timely basis or at all. We, as well as our customers would also need to qualify any new suppliers. The lead-time required to identify and qualify new suppliers could affect our ability to timely ship our products and cause our operating results to suffer. Further, a sole or limited source supplier could require us to enter into non-cancelable purchase commitments or pay in advance to ensure our source of supply. In an industry downturn, or in an environment in which growth is not at a level we projected or anticipated, commitments of this type could result in charges for excess inventory of parts. If we are unable to predict our component and materials needs accurately, or if our supply is disrupted, we might miss market opportunities by not being able to meet the demand for our products.

        Wafer probe cards that do not meet specifications or that contain defects could damage our reputation, decrease market acceptance of our technology, cause us to lose customers and revenues, and result in liability to us.

        The complexity and ongoing development of our wafer probe card manufacturing process, combined with increases in wafer probe card production volumes, have in the past and could in the future lead to design or manufacturing problems. For example, we have experienced the presence of contaminants in our plating baths, which have caused a decrease in our manufacturing yields or have resulted in unanticipated stress-related failures when our wafer probe cards are being used in the manufacturing test environment. A further example is that during our fiscal quarter ended December 25, 2004, we experienced a contamination problem in our manufacturing line. This contamination problem caused a yield decline that, in turn, resulted in our inability to timely ship products to our customers. Manufacturing design errors such as the miswiring of a wafer probe card or the incorrect placement of probe contact elements have caused us to repeat manufacturing design steps. In addition to these examples, problems might result from a number of factors, including design defects, materials failures, contamination in the manufacturing environment, impurities in the materials used, unknown sensitivities to process conditions, such as temperature and humidity, and equipment failures. As a result, our products have in the past contained and might in the future contain undetected errors or defects. Any errors or defects could:

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  cause lower than anticipated yields and lengthening of delivery schedules;

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  cause delays in product shipments;

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  cause delays in new product introductions;

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  cause us to incur warranty expenses;

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  result in increased costs and diversion of development resources;

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  cause us to incur increased charges due to unusable inventory;

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  require design modifications; or

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  decrease market acceptance or customer satisfaction with these products.

        The occurrence of any one or more of these events could hurt our operating results.

        In addition, if any of our products fails to meet specifications or has reliability, quality or compatibility problems, our reputation could be damaged significantly and customers might be reluctant to buy our products, which could result in a decline in revenues, an increase in product returns or warranty costs and the loss of existing customers or the failure to attract new customers. Our customers use our products with test equipment and software in their manufacturing facilities. Our products must be compatible with the customers' equipment and software to form an integrated system. If the system does not function properly, we could be required to provide field application engineers to locate the problem, which can take time and resources. If the problem relates to our wafer probe cards, we might have to invest significant capital, manufacturing capacity and other resources to correct it. Our current or potential customers also might seek to recover from us any losses resulting from defects or failures in our products. Liability claims could require us to spend significant time and money in litigation or to pay significant damages.

        If our ability to forecast demand for our products deteriorates, we could incur higher inventory losses than we currently experience.

        Each semiconductor chip design requires a custom wafer probe card. Because our products are design-specific, demand for our products is difficult to forecast. Due to our customers' short delivery time requirements, we often design, procure materials and, at times, produce our products in anticipation of demand for our products rather than in response to an order. Due to the uncertainty inherent in forecasts, we are, and expect to continue to be, subject to inventory risk. If we do not obtain orders as we anticipate, we could have excess inventory for a specific customer design that we would not be able to sell to any other customer, which would likely result in inventory write-offs.

        From time to time, we might be subject to claims of infringement of other parties' proprietary rights which could harm our business.

        In the future, as we have in the past, we might receive claims that we are infringing intellectual property rights of others. We have received in the past, and may receive in the future, communications from third parties inquiring about our interest in a license, and asserting that we need a license, to certain of their intellectual property. For example, we received such a communication from Microelectronics and Computer Technology Corporation in October 2001, with a follow-up letter in January 2002, inquiring about our interest in acquiring a license to certain of their patents and technology. We also received a letter from IBM Corporation in February 2002, with a follow-up letter in August 2003, inquiring about our interest and need to acquire a license to IBM patents and technology related to high density integrated probes. We have not engaged in a dialog with Microelectronics and Computer Technology Corporation. We have engaged in a dialog with IBM Corporation regarding our companies' respective intellectual property portfolios and technologies, and anticipate that this dialog will continue. In August 2002, subsequent to our initiating correspondence with Japan Electronic Materials Corporation regarding the scope of our intellectual property rights and the potential applicability of those rights to certain of its wafer probe cards, Japan Electronic Materials Corporation offered that precedent technologies exist as to one of our foreign patents that we had identified, and also referenced a U.S. patent in which it stated we might take interest.

        For the inquiries we have received to date, we do not believe we infringe any of the identified patents and technology. The semiconductor industry is characterized by uncertain and conflicting intellectual property claims and vigorous protection and pursuit of these rights. The resolution of any claims of this nature, with or without merit, could be time consuming, result in costly litigation or cause product shipment delays. In the event of an adverse ruling or settlement, we might be required to pay substantial damages, cease the use or sale of infringing products, spend significant resources to develop non-infringing technology, discontinue the use of certain technology and/or enter into license agreements. License agreements, if required, might not be available on terms acceptable to us or at all. The loss of access to any of our intellectual property or the ability to use any of our technology could harm our business.

        If we fail to protect our proprietary rights, our competitors might gain access to our technology, which could adversely affect our ability to compete successfully in our markets and harm our operating results.

        If we fail to protect our proprietary rights adequately, our competitors might gain access to our technology. Unauthorized parties might attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Others might independently develop similar or competing technologies or methods or design around our patents. In addition, the laws of many foreign countries in which we or our customers do business do not protect our intellectual property rights to the same extent as the laws of the United States. As a result, our competitors might offer similar products and we might not be able to compete successfully. We also cannot assure that:

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  our means of protecting our proprietary rights will be adequate;

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  patents will be issued from our currently pending or future applications;

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  our existing patents or any new patents will be sufficient in scope or strength to provide any meaningful protection or commercial advantage to us;

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  any patent, trademark or other intellectual property right that we own will not be invalidated, circumvented or challenged in the United States or foreign countries; or

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  others will not misappropriate our proprietary technologies or independently develop similar technology, duplicate our products or design around any patent or other intellectual property rights that we own, or attempt to manufacture and sell infringing products in countries that do not strongly enforce intellectual property rights.

        We might be required to spend significant resources to monitor and protect our intellectual property rights. We presently believe that it is likely that one or more of our competitors are using methodologies or have implemented structures into certain of their products that are covered by one or more of our intellectual property rights. We have in the past brought claims to protect our rights, and, in certain cases, our competitors have initiated invalidity proceedings in foreign patent offices against certain of our patents. For example, in connection with our litigation with Phicom Corporation, one of our competitors, on or about October 27, 2005, the Korean Patent Court issued rulings holding invalid certain claims of two of our Korean patents. The two Korean patents affected by the rulings are Nos. 278,342, entitled "Method of Altering the Orientation of Probe Elements in a Probe Card Assembly," and 399,210, entitled "Probe Card Assembly", both of which had previously been upheld by the Korean Intellectual Property Office when it dismissed validity challenges in their entirety. On or about February 9, 2006, the Korea Patent Court issued a ruling holding invalid certain claims of our Korean Patent No. 324,064, entitled "Contact Tip Structures for Microelectronic Interconnection Elements and Methods of Making Same". On or about February 9, 2006, the Korea Patent Court also issued a ruling declining to render a decision on a validity challenge against certain claims of our Korean Patent No. 252,457, instead re-opening the case for further proceedings to be handled by a new panel of three Patent Court judges. The outcome of any Company appeal of the ruling(s) of the Korean Patent Court can not be definitively predicted, but will result in the Company incurring additional expenses. See the "Legal Proceedings" section of our Annual Report on Form 10-K for a description of the infringement actions we have brought against Phicom and the invalidity proceedings that Phicom is pursuing against certain of our patents.

        While we do not have material monetary damages exposure in these various invalidity proceedings, it is possible we will incur material expenses in our litigation with Phicom or in defending our intellectual property more broadly. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our management and technical personnel. In addition, while patents are territorial and a ruling on a certain given patent does not necessarily impact the validity or enforceability of a corresponding or related patent in a different country, an adverse ruling in one country might negatively impact our ability to enforce the corresponding or related patent in other countries. Finally, certain of our customer contracts contain provisions that require us to indemnify our customers for third party intellectual property infringement claims, which would increase the cost to us of an adverse ruling in such a claim. An adverse determination could also negatively impact our ability to license certain of our technologies and methods to others, and result in our competitors being allowed to sell products with, or add to their products, features and benefits contained in our products, thereby reducing our competitive advantages over these competing products.

        If we fail to effectively manage our service centers, our business might be harmed.

        In 2002, we expanded our repair and service center in Seoul, South Korea. In 2003, we opened a repair and service center in Dresden, Germany. In 2004, we opened a repair and service center in Tokyo, Japan. In 2005, we opened a service and design center in Taiwan. These service centers are part of our strategy to, among other things, provide our customers with more efficient service and repair of our wafer probe cards. If we are unable to effectively manage our service centers, or do not expand or enhance our service centers, or open additional service centers, to meet customer demand, or if the work undertaken in the service centers is not equivalent to the level and quality provided by repairs and services performed by our North American repair and service operations, which are part of our manufacturing facility in Livermore, California, we could incur higher wafer probe card repair and service costs, which could harm our operating results.

        If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations and, as a result, our business might not succeed.

        Our ability to grow successfully requires an effective planning and management process. We plan to increase the scope of our operations and the size of our direct sales force domestically and internationally. For example, we have moved our corporate headquarters and are transitioning manufacturing operations to our new facility in Livermore, California. Our growth could place a significant strain on our management systems, infrastructure and other resources. To manage our growth effectively, we must invest the necessary capital and continue to improve and expand our controls, systems and infrastructure in a timely and efficient manner. Those resources might not be available when we need them, which would limit our growth. Our controls, systems and procedures might not be adequate to support a growing public company. If we do not implement in a timely manner scalable information technology systems, we may not be able to maintain or expand our current manufacturing capacity, which would, in turn, have a negative impact on our operating results. If our management fails to respond effectively to changes in our business, our business might not succeed.

        If we fail to attract, integrate and retain qualified personnel, our business might be harmed.

        Our future success depends largely upon the continued service of our key management, technical, and sales and marketing personnel, and on our continued ability to hire, integrate and retain qualified individuals, particularly engineers and sales and marketing personnel in order to increase market awareness of our products and to increase revenues. For example, in the future, we might need technical personnel experienced in competencies that we do not currently have or require. Competition for qualified individuals may be intense, and we might not be successful in retaining our employees or attracting new personnel. The loss of any key employee, the inability to successfully integrate replacement personnel, the failure of any key employee to perform in his or her current position or our inability to attract and retain skilled employees as needed could impair our ability to meet customer and technological demands. All of our key personnel in the United States are employees at-will.

        We may make acquisitions, which could put a strain on our resources, cause ownership dilution to our stockholders and adversely affect our financial results.

        While we have made no acquisitions of businesses, products or technologies in the past, we may make acquisitions of complementary businesses, products or technologies in the future. Integrating newly acquired businesses, products or technologies into our company could put a strain on our resources, could be expensive and time consuming, and might not be successful. Future acquisitions could divert our management's attention from other business concerns and expose our business to unforeseen liabilities or risks associated with entering new markets. In addition, we might lose key employees while integrating new organizations. Consequently, we might not be successful in integrating any acquired businesses, products or technologies, and might not achieve anticipated revenues and cost benefits. In addition, future acquisitions could result in customer dissatisfaction, performance problems with an acquired company, potentially dilutive issuances of equity securities or the incurrence of debt, contingent liabilities, possible impairment charges related to goodwill or other intangible assets or other unanticipated events or circumstances, any of which could harm our business.

        As part of our sales process, we could incur substantial sales and engineering expenses that do not result in revenues, which would harm our operating results.

        Our customers generally expend significant efforts evaluating and qualifying our products prior to placing an order. The time that our customers require to evaluate and qualify our wafer probe cards is typically between three and 12 months and sometimes longer. While our customers are evaluating our products, we might incur substantial sales, marketing, and research and development expenses. For example, we typically expend significant resources educating our prospective customers regarding the uses and benefits of our wafer probe cards and developing wafer probe cards customized to the potential customer's needs, for which we might not be reimbursed. Although we commit substantial resources to our sales efforts, we might never receive any revenues from a customer. For example, many semiconductor designs never reach production, including designs for which we have expended design effort and expense. In addition, prospective customers might decide not to use our wafer probe cards. The length of time that it takes for the evaluation process and for us to make a sale depends upon many factors including:

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  the efforts of our sales force and our distributor and independent sales representatives;

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  the complexity of the customer's fabrication processes;

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  the internal technical capabilities of the customer; and

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  the customer's budgetary constraints and, in particular, the customer's ability to devote resources to the evaluation process.

        In addition, product purchases are frequently subject to delays, particularly with respect to large customers for which our products may represent a small percentage of their overall purchases. As a result, our sales cycles are unpredictable. If we incur substantial sales and engineering expenses without generating revenues, our operating results could be harmed.

        Our failure to comply with environmental laws and regulations could subject us to significant fines and liabilities, and new laws and regulations or changes in regulatory interpretation or enforcement could make compliance more difficult and costly.

        We are subject to various and frequently changing U.S. federal, state and local, and foreign governmental laws and regulations relating to the protection of the environment, including those governing the discharge of pollutants into the air and water, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites and the maintenance of a safe workplace. We could incur substantial costs, including cleanup costs, civil or criminal fines or sanctions and third-party claims for property damage or personal injury, as a result of violations of or liabilities under environmental laws and regulations or non-compliance with the environmental permits required at our facilities.

        These laws, regulations and permits also could require the installation of costly pollution control equipment or operational changes to limit pollution emissions or decrease the likelihood of accidental releases of hazardous substances. In addition, new laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination at our or others' sites or the imposition of new cleanup requirements could require us to curtail our operations, restrict our future expansion, subject us to liability and cause us to incur future costs that would have a negative effect on our operating results and cash flow.

        Because we conduct some of our business internationally, we are subject to operational, economic, financial and political risks abroad.

        Sales of our products to customers outside the United States have accounted for an important part of our revenues. Our international sales as a percentage of our revenues were 65.8% and 64.2%, respectively, for fiscal 2005 and fiscal 2004, respectively. Additionally, certain of our Korean customers purchase through their North American subsidiaries. In the future, we expect international sales, particularly into Europe, Japan, South Korea and Taiwan, to continue to account for a significant percentage of our revenues. Accordingly, we will be subject to risks and challenges that we would not otherwise face if we conducted our business only in the United States. These risks and challenges include:

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  compliance with a wide variety of foreign laws and regulations;

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  legal uncertainties regarding taxes, tariffs, quotas, export controls, export licenses and other trade barriers;

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  political and economic instability in, or foreign conflicts that involve or affect, the countries of our customers;

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  difficulties in collecting accounts receivable and longer accounts receivable payment cycles;

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  difficulties in staffing and managing personnel, distributors and representatives;

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  reduced protection for intellectual property rights in some countries;

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  currency exchange rate fluctuations, which could affect the value of our assets denominated in local currency, as well as the price of our products relative to locally produced products;

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  seasonal fluctuations in purchasing patterns in other countries; and

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  fluctuations in freight rates and transportation disruptions.

        Any of these factors could harm our existing international operations and business or impair our ability to continue expanding into international markets.

        We might require additional capital to support business growth, and such capital might not be available.

        We intend to continue to make investments to support business growth and may require additional funds to respond to business challenges, which include the need to develop new products or enhance existing products, enhance our operating infrastructure and acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financing to secure additional funds. Equity and debt financing, however, might not be available when needed or, if available, might not be available on terms satisfactory to us. If we are unable to obtain adequate financing or financing on terms satisfactory to us, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

        Unanticipated changes in our tax rates or exposure to additional income tax liabilities could affect our profitability.

        We are subject to income taxes in both the United States and various foreign jurisdictions, and our domestic and international tax liabilities are subject to the allocation of expenses in different jurisdictions. Our effective tax rate could be adversely affected by changes in the mix of earnings in countries with different statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws including pending tax law changes such as the benefit from export sales and the research and development credit, changes in our business model or in our manufacturing activities, and by material audit assessments. In particular, the carrying value of deferred tax assets, which are predominantly in the United States, is dependent on our ability to generate future taxable income in the United States. In addition, the amount of income taxes we pay could be subject to ongoing audits in various jurisdictions and a material assessment by a governing tax authority could affect our profitability.

Risks Related to this Offering

        The trading price of our common stock has been and is likely to continue to be volatile, and you might not be able to sell your shares at or above the price that you paid for them.

        The trading prices of the securities of technology companies have been highly volatile. From the date of our initial public offering in June 2003 through March 2, 2006, our stock price has ranged from $14.00 a share to $41.99 a share. The trading price of our common stock is likely to continue to be subject to wide fluctuations. Factors affecting the trading price of our common stock include:

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  variations in our operating results;

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  announcements of technological innovations, new products or product enhancements, strategic alliances or significant agreements by us or by our competitors;

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  recruitment or departure of key personnel;

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  the gain or loss of significant orders or customers;

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  changes in the estimates of our operating results or changes in recommendations by any securities analysts that elect to follow our common stock;

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  market conditions in our industry, the industries of our customers and the economy as a whole;

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  our trading volume, which has historically been low relative to our total shares outstanding; and

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  sales or perceived sales of substantial amounts of our common stock held by existing stockholders.

        In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock also might decline in reaction to events that affect other companies in our industry even if these events do not directly affect us.

        If securities analysts do not publish research or reports about our business, our stock price could decline.

        The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If one or more of the analysts who cover us downgrades our stock, our stock price would likely decline rapidly. If one or more of these analysts ceases coverage of us, we could lose visibility in the market, which in turn could cause our stock price to decline.

        The concentration of our capital stock ownership with insiders upon the completion of this offering will likely limit your ability to influence corporate matters.

        We anticipate that our executive officers, directors, current 5% or greater stockholders and entities affiliated with any of them will together beneficially own approximately 31% of our common stock outstanding after this offering. As a result, these stockholders, acting together, will have substantial influence over all matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. As a result, corporate actions might be taken even if other stockholders, including those who purchase shares in this offering, oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

        Our management will have broad discretion over the use of the proceeds that we receive from this offering and may not apply such proceeds in ways that increase the value of your investment.

        Our management will have broad discretion to use the proceeds that we receive from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Although we expect our management to use the proceeds that we receive from this offering as indicated under "Use of Proceeds," we have not allocated these proceeds for specific purposes. Our management might not be able to yield a significant return, if any, on any investment of these proceeds.

        Future sales of shares by existing stockholders could cause our stock price to decline.

        If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline below the public offering price for this offering. Based on the shares outstanding as of December 31, 2005, and assuming 5,000,000 shares are sold in this offering, upon completion of this offering we will have outstanding approximately 45,236,686 shares of common stock. Of these shares, 41,842,693 shares are freely tradeable, without restriction, in the public market, except for any shares that are held by our affiliates. The remaining 3,393,993 shares are subject to lock-up agreements with the underwriters, subject to various exceptions. These restrictions fully expire 90 days after the date of this prospectus supplement, after which time such shares will be eligible for sale in the public market, subject to the provisions of various vesting agreements and Rule 144 under the Securities Act.

        Provisions of our certificate of incorporation and bylaws or Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

        Delaware corporate law and our certificate of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that our stockholders may deem advantageous. These provisions:

  •
  establish a classified board of directors so that not all members of our board are elected at one time;

  •
  provide that directors may only be removed "for cause" and only with the approval of 66 2/3% of our stockholders;

  •
  require super-majority voting to amend some provisions in our certificate of incorporation and bylaws;

  •
  authorize the issuance of "blank check" preferred stock by our board that could increase the number of outstanding shares and discourage a takeover attempt;

  •
  limit the ability of our stockholders to call special meetings of stockholders;

  •
  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

  •
  provide that our board is expressly authorized to make, alter or repeal our bylaws; and

  •
  establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

        In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of our company. In addition, each of our named executive officers and certain other executives have entered into change of control severance agreements, which were approved by our compensation committee. These agreements would likely increase the costs that an acquiror would face in purchasing us and may thereby act to discourage such a purchase.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of 5,000,000 shares will be $192.5 million, at an assumed public offering price of $40.11 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A $1.00 increase or decrease in the assumed public price of $40.11 per share would increase or decrease the net proceeds to us from the offering by $4.8 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering to increase our manufacturing capacity, for working capital and for general corporate purposes. We may also use a portion of the proceeds to fund acquisitions of products, technologies or businesses or to obtain the right to use additional technologies. Pending such uses, we may invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities.

PRICE RANGE OF COMMON STOCK

        Our common stock has been listed on The Nasdaq National Market under the symbol "FORM" since June 12, 2003. Prior to June 12, 2003, there was no public market for our common stock. The following table sets forth the range of high and low sales prices per share as reported on The Nasdaq National Market for the periods indicated:

Fiscal 2006	High	Low
First Quarter (through March 2, 2006)	$41.99	$23.95
Fiscal 2005	High	Low
First Quarter	$27.81	$20.95
Second Quarter	29.98	20.49
Third Quarter	28.43	22.55
Fourth Quarter	28.25	19.63
Fiscal 2004	High	Low
First Quarter	$22.85	$17.54
Second Quarter	22.55	17.00
Third Quarter	22.55	16.00
Fourth Quarter	29.08	18.41

        The closing sales price of our common stock on The Nasdaq National Market was $40.11 per share on March 2, 2006. As of February 24, 2006, there were 121 registered holders of record of our common stock.

CAPITALIZATION

        The following table shows cash, cash equivalents, marketable securities and capitalization as of December 31, 2005, on:

  •
  an actual basis; and

  •
  an as adjusted basis to give effect to the issuance by us of 5,000,000 shares of our common stock, after deducting underwriting discounts and commissions and estimated offering expenses at an estimated public offering price of $40.11 per share, and the application of the net proceeds therefrom.

	As of December 31, 2005
	Actual	As Adjusted(1)
	(in thousands)
Cash and cash equivalents	$31,217	$223,745
Marketable securities	180,391	180,391

Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding, actual and as adjusted	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 40,236,686 shares issued and outstanding, actual; 45,236,686 shares issued and outstanding, as adjusted	40	45
Additional paid-in capital	268,291	460,814
Deferred stock-based compensation, net	(2,495)	(2,495)
Accumulated other comprehensive loss	(359)	(359)
Retained earnings	52,312	52,312

Total stockholders' equity	317,789	510,317

Total capitalization	$317,789	$510,317

(1)
A $1.00 increase or decrease in the assumed public offering price of $40.11 per share would increase or decrease each of cash and cash equivalents, additional paid-in capital, total stockholders' equity and total capitalization by $4.8 million, assuming the number of shares offered by us, as set forth on the cover of this prospectus supplement, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        The number of shares of our common stock as issued and outstanding in the table above excludes:

  •
  6,643,359 shares of common stock issuable upon exercise of options outstanding with a weighted average exercise price of $16.91 per share;

  •
  3,306,179 shares of common stock available for future issuance under our equity incentive plan, excluding the automatic future annual increases in the number of shares authorized under this plan; and

  •
  2,086,160 shares of common stock available for future issuance under our employee stock purchase plan, excluding the automatic future annual increases in the number of shares authorized under this plan.

        Unless otherwise indicated, all information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares.

UNDERWRITING

        We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and Thomas Weisel Partners LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc
Thomas Weisel Partners LLC

Total	5,000,000

        The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

        If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 750,000 shares from us to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 750,000 additional shares.

Paid by FormFactor

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

        Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per share from the initial public offering price. Any such securities dealers may resell any shares purchased from the underwriters to certain other brokers or dealers at a discount of up to $             per share from the initial public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms.

        We and our directors and executive officers have agreed with the underwriters, subject to certain exceptions set forth below, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of our common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans. This agreement also does not apply to the sale by us of any shares or other securities in connection with a merger, acquisition, asset purchase or similar business combination of up to 10% of our outstanding shares as of the date hereof.

        With respect to our directors and executive officers, the restrictions described in the immediately preceding paragraph do not apply to (i) the transfer of shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (ii) the transfer of shares to certain trusts, provided that the relevant trustee agrees to be bound in writing by the restrictions to which the transferor was subject; (iii) the transfer or sale of shares pursuant to a written sales plan designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and entered into prior to the date of this prospectus supplement; (iv) the entry by any director or executive officer into a written sales plan designed to comply with Rule 10b5-1 under the Exchange Act with respect to such person's shares or any portion thereof, so long as no sales or transfers of such person's shares occur pursuant to such plan during the period ending 90 days after the date of this prospectus supplement; (v) the transfer or sale of shares to the Company pursuant to the withholding of shares by the Company to satisfy certain tax withholding obligations and/or the payment of the exercise price associated with the conversion/exercise of restricted stock units and/or options; (vi) with respect to our executive officers, the transfer or sale of up to 40,237 additional shares on or after the second full trading day following the release of our earnings results for the first quarter of 2006; or (vii) the transfer or sale of shares with the prior written consent of Goldman, Sachs & Co. on behalf of the underwriters.

        In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from the company in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on The Nasdaq National Market, in the over-the-counter market or otherwise.

        Each of the underwriters has represented and agreed that:

  (a)
  it has not made or will not make an offer of shares to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (the "FSMA") except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (the "FSA");

  (b)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

  (c)
  it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (c)
  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $500,000. The underwriters have agreed to reimburse our estimated expenses, excluding underwriting discounts and commissions, up to an aggregate of $500,000 in connection with the offering.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses.

        A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

LEGAL MATTERS

        The validity of the common stock in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell, Menlo Park, California. The underwriters have been represented by Simpson Thacher & Bartlett LLP, Palo Alto, California.

PROSPECTUS

Common Stock	Preferred Stock
Debt Securities

          We may offer from time to time common stock, preferred stock or debt securities in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of any securities that we offer and describe the specific manner in which we will offer such securities in supplements to this prospectus. We may also add, update or change information contained in this prospectus in the prospectus supplements. You should read this prospectus and any prospectus supplement carefully before you invest.

          Our common stock is quoted on the Nasdaq National Market under the symbol "FORM." On March 2, 2006, the reported last sale price of our common stock on the Nasdaq National Market was $40.11 per share.

          Investing in these securities involves risks. See "Risk Factors" in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          We may offer the securities in amounts, at prices and on terms determined at the time of the offering. We may sell the securities directly to you, through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. We will also set forth in the applicable prospectus supplement our net proceeds from the sale of securities.

The date of this prospectus is March 3, 2006

          You should rely only on the information contained in or incorporated by reference in this prospectus or in any free writing prospectus that we file with the Securities and Exchange Commission in connection with an offering of securities under this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any filed free writing prospectus is accurate as of any date other than the date on the front of this prospectus. Unless the context otherwise requires, all references in this prospectus to "FormFactor," "the company," "we," "us," "the Registrant," "our," or similar words are to FormFactor, Inc. and its subsidiaries.

Summary

          This summary highlights information contained elsewhere or incorporated by reference in this prospectus and may not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we refer you. You should read the following summary together with the more detailed information and financial statements and the notes to those statements incorporated by reference in this prospectus.

          We design, develop, manufacture, sell and support precision, high performance advanced semiconductor wafer probe cards. Semiconductor manufacturers use our wafer probe cards to perform wafer test in the final stage of the semiconductor front-end manufacturing process. Semiconductor designs change frequently due to new device applications, architecture changes and technology transitions, and our wafer probe cards are custom-designed for each manufacturer's unique semiconductor designs. We sell and support our products worldwide through our direct sales force, a distributor and an independent sales representative to leading global semiconductor manufacturers of dynamic random access memory, or DRAM, flash memory and logic semiconductor devices.

          Our principal executive offices are located at 7005 Southfront Road, Livermore, California 94551, and our telephone number at that address is (925) 290-4000. We maintain a website at www.formfactor.com where general information about us is available. The contents of our website are not part of this prospectus.

          FormFactor, the FormFactor logo, MicroSpring, and HARMONY are trademarks of FormFactor in the United States and other countries. All other trademarks, trade names or service marks appearing in this prospectus are the property of their respective owners.

About This Prospectus

          This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

Risk Factors

          You should carefully consider all of the information in this prospectus and, in particular, you should evaluate the specific risk factors set forth in the prospectus supplement accompanying this prospectus and in the documents we incorporate by reference in this prospectus.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

          This prospectus includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are subject to risks, uncertainties and assumptions that are difficult to predict. The forward-looking statements include statements, among other things, concerning our business strategy, including anticipated trends and developments in, and management plans for, our business and the markets in which we operate, financial results, operating results, revenues, gross margin, operating expenses, products, projected costs and capital expenditures, research and development programs, sales and marketing initiatives and competition. In some cases, you can identify these statements by forward-looking words, such as "may," "might," "will," "could," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend" and "continue," the negative or plural of these words and other comparable terminology.

          These forward-looking statements are only predictions based on our current expectations and our projections about future events. All forward-looking statements included in this prospectus are based upon information available to us as of its filing date. You should not place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update any of these statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, and you should carefully consider, the risks and uncertainties discussed in the prospectus supplement accompanying this prospectus and in the documents we incorporate by reference in this prospectus.

USE OF PROCEEDS

          We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes. Pending such uses, we may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DIVIDENDS

          We have never declared or paid cash dividends on our common stock. Because of certain features of our preferred stock outstanding prior to our initial public offering in June 2003, we were required to record non-cash dividends on our preferred stock during this period. We currently expect to retain all available funds and any future earnings for use in the operation and development of our business. Accordingly, we do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends:

	Year Ended
	Dec. 31, 2005	Dec. 25, 2004	Dec. 27, 2003	Dec. 28, 2002	Dec. 29, 2001
Ratio of earnings to fixed charges	37.7	38.1	12.4	7.1	1.7
Ratio of earnings to combined fixed charges and preferred stock dividends	37.7	38.1	12.4	7.1	1.7

          For purposes of calculating our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expense, capitalized interest and an estimate of the interest within our rental expense. We have not paid or been required to pay any preference security dividends during our last five fiscal years.

DESCRIPTION OF COMMON STOCK

          The following description of our common stock is based upon our certificate of incorporation, our bylaws and applicable provisions of law. We have summarized certain portions of our certificate of incorporation and bylaws below. The summary is not complete. Our certificate of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part. You should read our certificate of incorporation and bylaws for the provisions that are important to you.

          Certain provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a securityholder might consider in its best interests, including those attempts that might result in a premium over the market price for shares of our common stock.

          Our authorized capital stock consists of 250,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.001 par value per share. As of December 31, 2005, we had outstanding 40,236,686 shares of our common stock and zero shares of our preferred stock. As of February 24, 2006, we had 121 stockholders of record.

Dividend Rights

          Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Voting Rights

          Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. In addition, our certificate of incorporation and bylaws provide that certain actions require the approval of two-thirds, rather than a majority, of the shares entitled to vote. For a description of these actions, see "— Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws" below.

No Preemptive, Conversion or Redemption Rights

          Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Right to Receive Liquidation Distributions

          Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this offering when they are paid for will be, fully paid and nonassessable.

Piggyback Registration Rights

          Some of our stockholders have rights to include their shares in registered offerings of our common stock, subject to specified exceptions. We refer to these rights as piggyback registration rights. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons. We must pay all expenses, except for underwriters' discounts and commissions and the expenses of legal counsel for the selling stockholders, incurred in connection with these piggyback registration rights. The piggyback registration rights will not expire until we and the stockholders who hold these rights agree to terminate them.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

          Certain provisions of Delaware law and our certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

  Delaware Law

          We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

          Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

          In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

          A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

  Certificate of Incorporation and Bylaws

          Our certificate of incorporation and bylaws provide that:

  •
  no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

  •
  the approval of holders of two-thirds of the shares entitled to vote at an election of directors is required to adopt, amend or repeal our bylaws or amend or repeal the provisions of our certificate of incorporation regarding the election and removal of directors and the ability of stockholders to take action;

  •
  our board of directors is expressly authorized to make, alter or repeal our bylaws;

  •
  stockholders may not call special meetings of the stockholders or fill vacancies on the board;

  •
  our board of directors is divided into three classes serving staggered three-year terms. This means that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

  •
  our board of directors is authorized to issue preferred stock without stockholder approval;

  •
  directors may only be removed for cause by the holders of two-thirds of the shares entitled to vote at an election of directors; and

  •
  we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Transfer Agent and Registrar

          The transfer agent and registrar for our common stock is Computershare Trust Company, N.A..

Listing

          Our common stock is quoted on the Nasdaq National Market under the trading symbol "FORM."

DESCRIPTION OF PREFERRED STOCK

          Our board of directors is authorized, subject to limitations imposed by Delaware law, to issue up to a total of 10,000,000 shares of preferred stock in one or more series, without stockholder approval, unless stockholder approval is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted. Our board is authorized to establish from time to time the number of shares to be included in each series and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. Our board can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

          This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

          The prospectus supplement will describe the terms of any preferred stock being offered, including:

  •
  the number of shares and designation or title of the shares;

  •
  any liquidation preference per share;

  •
  any date of maturity;

  •
  any redemption, repayment or sinking fund provisions;

  •
  any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

  •
  any voting rights;

  •
  if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

  •
  the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

  •
  whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

  •
  the place or places where dividends and other payments on the preferred stock will be payable; and

  •
  any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

          All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

          The transfer agent for each series of preferred stock will be described in the relevant prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

          This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities will be issued under an indenture in the form filed as an exhibit to this registration statement, which we refer to as the "indenture." The indenture will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the "trustee." The indenture will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

          We have summarized below the material provisions of the indenture and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

          All references in this section, "Description of Debt Securities," to "FormFactor," "the company," "we," "us," "the Registrant," "our," or similar words are solely to FormFactor, Inc., and not to its subsidiaries.

Terms

          When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby: (1) the designation, aggregate principal amount, currency or composite currency and denominations; (2) the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest; (3) the maturity date and other dates, if any, on which principal will be payable; (4) the interest rate (which may be fixed or variable), if any; (5) the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; (6) the manner of paying principal and interest; (7) the place or places where principal and interest will be payable; (8) the terms of any mandatory or optional redemption by us or any third party including any sinking fund; (9) the terms of any conversion or exchange; (10) the terms of any redemption at the option of holders or put by the holders; (11) any tax indemnity provisions; (12) if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments; (13) the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below); (14) whether and upon what terms debt securities may be defeased; (15) any events of default or covenants in addition to or in lieu of those set forth in the indenture; (16) provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and (17) any additional provisions or other special terms not inconsistent with the provisions of the indenture, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

          Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

          Securities may be issued under the indenture as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. "Discounted Debt Security" means a security where the amount of principal due upon acceleration is less than the stated principal amount.

          We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

          The debt securities will be unsecured and will rank on a parity with all of our existing and future unsecured senior debt. The debt securities will be senior to any existing and future indebtedness which by its terms is made subordinate to the debt securities.

          We have only a stockholder's claim on the assets of our subsidiaries. This stockholder's claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

          The debt securities will be obligations exclusively of FormFactor, Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

          Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

          The indenture provides that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless: (1) the person is organized under the laws of the United States or a jurisdiction within the United States, (2) the person assumes by supplemental indenture all of our obligations under the indenture, the debt securities and any coupons, (3) immediately after the transaction no Default (as defined below) exists and (4) we deliver to the trustee a certificate and opinion of counsel stating that the transaction complies with the foregoing requirements. In such event, the successor will be substituted for us, and thereafter all of our obligations under the indenture, the debt securities and any coupons will terminate.

Exchange of Debt Securities

          Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

          Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an "Event of Default" with respect to a series of debt securities will occur if:

  (1)
  we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

  (2)
  we default in the payment of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

  (3)
  we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

  (4)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

  (A)
  is for relief against us in an involuntary case,

  (B)
  appoints a Custodian (as defined below) for us or for all or substantially all of our property, or

  (C)
  orders the liquidation of us, and the order or decree remains unstayed and in effect for 90 days;

  (5)
  we pursuant to or within the meaning of any Bankruptcy Law:

  (A)
  commence a voluntary case,

  (B)
  consent to the entry of an order for relief against us in an involuntary case,

    (C)
    consent to the appointment of a Custodian for us or for all or substantially all of our property, or

    (D)
    make a general assignment for the benefit of our creditors; or

  (6)
  there occurs any other Event of Default provided for in such series.

          The term "Bankruptcy Law" means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

          The trustee may require indemnity satisfactory to it before it enforces the indenture or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such Securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture.

          The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

          The indenture and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

          Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indenture may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may (1) change the fixed maturity of or the time for payment of interest on any debt security, (2) reduce the principal, premium or interest payable with respect to any debt security, (3) change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable, (4) change the provisions for calculating any redemption or repurchase price with respect to any debt security, (5) reduce the amount of debt securities whose holders must consent to an amendment or waiver, (6) make any change that materially adversely affects the right to convert any debt security, (7) waive any Default in payment of principal of or interest on a debt security or (8) adversely affect any holder's rights with respect to redemption or repurchase of a debt security.

          Without the consent of any securityholder, the indenture or the debt securities may be amended to provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption; to cure any ambiguity, omission, defect or inconsistency; to conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities; to create a series and establish its terms; to provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption; to make any change that does not adversely affect the rights of any securityholder; to add to our covenants; or to make any other change to the indenture so long as no debt securities are outstanding.

Conversion Rights

          Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the indenture and the securities resolution and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indenture provides that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

Legal Defeasance and Covenant Defeasance

          Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

          We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

          To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

          "U.S. Government Obligations" means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

          Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. We may remove the trustee as the trustee under the indenture with or without cause if we so notify the trustee three months in advance and if no Default occurs during the three-month period. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

          The indenture and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

Forms of Securities

          Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

  Global Securities

          We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

          If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

          Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

          So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

          Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

          We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

          If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

          We may sell the securities through underwriters or dealers, directly to one or more purchasers, through agents or in any combination of these three ways. The prospectus supplement will set forth the terms of the offering of such securities, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

  •
  the names of selling securityholders, if any; and

  •
  any securities exchanges on which the securities may be listed.

          Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

          We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

          To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then-prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

          Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

          In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

          We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

          Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

          We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

          We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

          One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

          If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

          In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that:

  •
  the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject; and

  •
  if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery.

          Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts. Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us in the ordinary course of business.

VALIDITY OF SECURITIES

          The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell, Menlo Park, California.

EXPERTS

          The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov from which interested persons can electronically access the registration statement including the exhibits and schedules thereto. Our other filings with the SEC are also available on the SEC's Internet site.

          The SEC allows us to "incorporate by reference" in this prospectus the information in other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference the documents listed below, all filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial registration statement and prior to the effectiveness of the registration statement, and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus:

  •
  our Annual Report filed on Form 10-K for the year ended December 31, 2005; and

  •
  our Current Reports filed on Form 8-K on March 2, 2006 and March 3, 2006 (except with respect to the section entitled "Compensation Committee Report" beginning on page 9 of Exhibit 99.01 thereto).

          You may request copies of these filings at no cost by writing or telephoning FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, telephone (925) 290-4000, attention: Investor Relations.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are offers to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

TABLE OF CONTENTS
Prospectus Supplement

5,000,000 Shares

FormFactor, Inc.

Common Stock

Goldman, Sachs & Co.
Morgan Stanley
Citigroup
Thomas Weisel Partners LLC

QuickLinks

ABOUT THIS PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT SUMMARY
FORMFACTOR, INC.
THE OFFERING
SUMMARY CONSOLIDATED FINANCIAL DATA
RISK FACTORS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK
CAPITALIZATION
UNDERWRITING
Paid by FormFactor
LEGAL MATTERS
TABLE OF CONTENTS
Summary
About This Prospectus
Risk Factors
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDENDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION